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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): MARCH 31, 2003



                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      1-13402                         22-2286646
(State or other jurisdiction    (Commission File Number)    (IRS Employer Identification No.)
      of incorporation)


               12300 PARC CREST DR.
                   STAFFORD, TX                                      77477
     (Address of principal executive offices)                      (Zip Code)




       Registrant's telephone number, including area code: (281) 933-3339



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ITEM 5. OTHER EVENTS.

     On March 31, 2003, Input/Output, Inc. (the "Company") announced that Robert
P. Peebler had been appointed the Company's President and Chief Executive Officer, effective that date. In addition, the Company announced that it would invest $3.0 million in Series B Preferred securities in Energy Virtual Partners, LP and its affiliated corporation (together, "EVP").

     EVP is a company formed in 2001 that provides asset management services to large oil and gas companies to enhance the value of their oil and gas properties. After consummation of the investment, the Company will own approximately 22% of the outstanding ownership interests of EVP and 11% of the outstanding voting interest in EVP. The closing of the investment, which is subject to customary closing conditions, is scheduled to occur in April 2003. Mr. Peebler founded EVP in April 2001 and, prior to his employment with the Company, Mr. Peebler was President and Chief Executive Officer of EVP. Mr. Peebler intends to continue his association with EVP as its chairman.

     Mr. Peebler will continue as a director of the Company, having served as a director since 1999.

     The Company has entered into an Employment Agreement with Mr. Peebler effective March 31, 2003 (the "Employment Agreement"). Under the Employment Agreement, Mr. Peebler will serve as its President and Chief Executive Officer. The Employment Agreement also recognizes Mr. Peebler's involvement with EVP and its related entities and states that he must devote at least 80% of his time to the Company. Mr. Peebler's base salary during the term of the Employment Agreement is $400,000 per annum, which may be increased, but not decreased, from time to time by the Compensation Committee of the Company's Board of Directors. The Employment Agreement does not provide for the payment of any bonus to Mr. Peebler. In addition, Mr. Peebler will be granted a nonqualified stock option (the "Option") effective March 31, 2003 to purchase 1,325,000 shares of common stock of the Company at an exercise price of $6.00 per share under the Company's proposed 2003 Stock Option Plan (the "Plan"). On March 28, 2003, the closing sales price per share of the Company's common stock on the New York Stock Exchange was $3.80. The Option will vest in equal monthly installments over a three-year period beginning on the first anniversary of the date of grant and will have a term of ten years. The granting of the Option is subject to the approval of the Plan by the Company's stockholders at the Company's 2003 annual meeting of stockholders. If the Plan is not approved by the stockholders, the Company is required under the Employment Agreement to provide Mr. Peebler with a substitute incentive compensation arrangement that will have substantially equivalent value to the Option. Mr. Peebler will also be entitled to paid vacation of not less than four weeks per year, and to participate in all insurance and retirement plans, incentive compensation plans and other benefit plans or programs as made available to senior management employees of the Company.

     The term of the Employment Agreement is for five years unless earlier terminated pursuant to the Employment Agreement. If the Employment Agreement is terminated by the Company for cause or by Mr. Peebler for no reason or other than good reason (defined in the Employment Agreement as a reduction in his status, pay or benefits; a demotion to a lesser position with the Company or reduction of his duties and responsibilities; or a change of his principal place of employment by more than 30 miles), Mr. Peebler will only be entitled to receive compensation through the date of termination. If the Employment Agreement is terminated by the Company for no reason or without cause or by Mr. Peebler for good reason, Mr. Peebler will be entitled to receive a lump sum equal to 0.99 times his base salary, an amount equal to two times his base salary payable in twenty-four monthly installments following the termination date, and all incentive compensation then due him under the terms of the relevant incentive compensation arrangements then in effect and applicable to him.

     The Employment Agreement contains provisions relating to protection of the Company's confidential information and intellectual property and restricts Mr. Peebler from soliciting the Company's employees and customers or competing with the Company during the term of his employment and for a


                                      -2-
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period of two years following termination. If Mr. Peebler violates these covenants, under the Employment Agreement the Company can suspend further payment of the termination payment that would otherwise be due to him. In the event of a change of control of the Company, if Mr. Peebler remains with the Company or with the Company's successor for a period of 18 months following the change of control, Mr. Peebler can then voluntarily resign for any reason or no reason at all, and be entitled to receive his termination payments under the Employment Agreement. If any payment or benefit under the Employment Agreement is determined to be subject to the excise tax for "excess parachute payments" under U.S. federal income tax rules, the Company has agreed to pay to Mr. Peebler an additional amount to adjust for the incremental tax costs to Mr. Peebler for those payments. The Company also agreed to indemnify Mr. Peebler to the fullest extent permitted by the Company's certificate of incorporation and bylaws, and to provide Mr. Peebler coverage under the Company's directors' and officers' liability insurance policies to the same extent as the Company's other executive officers.

     The foregoing description of the Employment Agreement is qualified by reference to the terms of the Employment Agreement, a copy of which is filed as
Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

     On March 31, 2003, the Company issued a press release, which is filed as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, announcing the hiring of Mr. Peebler and its investment in EVP.

     ADDITIONAL INFORMATION

     The Company will file a proxy statement with the Securities and Exchange Commission relating to the Company's solicitation of proxies from its stockholders to approve, among other matters, the Plan, at the Company's 2003 annual meeting of shareholders. The Company urges its stockholders to read its proxy statement when it becomes available, because it will contain important information. The Company's proxy statement and other relevant documents will be available for free at www.sec.gov or at the Company's website at www.i-o.com. A free copy of the Company's proxy statement, when it becomes available, may also be obtained by writing to the Company at 12300 Parc Crest Dr., Stafford, Texas 77477. The Company and its directors may be considered participants in the solicitation of proxies in connection with the Company's 2003 annual meeting. Information regarding the names, affiliation and interests of persons who may be deemed participants in the solicitation of proxies of the Company's stockholders will be available in the definitive proxy statement to be filed by the Company with the Securities and Exchange Commission.

     The Company has filed contemporaneously herewith with the Securities and Exchange Commission a Schedule 14A under Rule 14a-12 under the Securities Exchange Act of 1934.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

          10.1 Employment Agreement effective as of March 31, 2003, between Input/Output, Inc. and Robert P. Peebler.

          99.1      Press Release issued on March 31, 2003 by Input/Output, Inc.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 31, 2003


                                        Input/Output, Inc.
                                        (Registrant)




                                        By:    /s/ Brad Eastman
                                           -------------------------------------
                                        Name:  Brad Eastman
                                             -----------------------------------
                                        Title: Chief Administrative Officer
                                              ----------------------------------




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                                INDEX TO EXHIBITS


EXHIBIT NUMBER                            DESCRIPTION
          10.1      Employment Agreement effective as of March 31, 2003, between
                    Input/Output, Inc. and Robert P. Peebler.

          99.1      Press Release issued on March 31, 2003 by Input/Output, Inc.